UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

InPlay Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSALS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 – APPROVAL OF THE PROPOSED 2005 STOCK AWARD PLAN AMENDMENT
PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS

InPlay Technologies, Inc.
234 S. Extension Road
Mesa, Arizona 85210
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 31, 2007
April 10, 2007
DEAR STOCKHOLDER:
     The Annual Meeting of Stockholders of InPlay Technologies, Inc., a Nevada corporation, will be held on May 31, 2007, at 8:30 a.m., local time, at our corporate headquarters, 234 S. Extension Road, Mesa, Arizona 85210, for the following purposes:
     1. To elect one director to serve for a three-year term expiring in 2010, or until his successor has been elected and qualified;
     2. To approve an amendment to our 2005 Stock Award Plan to increase the number of shares authorized under the Plan from 500,000 to 1,000,000;
     3. To ratify the appointment of Moss Adams LLP as our independent registered public accountants for the fiscal year ending December 31, 2007; and
     4. To transact other business as may properly come before the meeting.
     Enclosed is a proxy statement that contains more information including how to attend the meeting and different methods you can use to vote.
     Only stockholders of record at the close of business on April 9, 2007, are entitled to receive notice of and to vote at this meeting or any adjournments or postponements of the meeting. The list of stockholders entitled to vote at this meeting will be available for examination by any stockholder at our offices at 234 South Extension, Mesa, Arizona 85210, at least ten days before the meeting.
     Your vote is important. If you cannot attend the meeting in person, we encourage you to sign and return your proxy card or use one of the alternative voting methods to ensure that your vote is counted.
By order of the Board of Directors,
Robert J. Brilon
Secretary

InPlay Technologies, Inc.
234 S. Extension Road
Mesa, Arizona 85210
PROXY STATEMENT
General Information
     The enclosed proxy is solicited on behalf of InPlay Technologies, Inc., a Nevada corporation, by our Board of Directors for use at the 2007 Annual Meeting of Stockholders to be held at 8:30 a.m., local time, on Thursday, May 31, 2007, or at any adjournment or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. This proxy statement and the accompanying form of proxy were first mailed on or about April 16, 2007 to all stockholders entitled to vote at the meeting.
Stockholders Entitled to Vote
     Holders of shares of our common stock at the close of business on April 9, 2007 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any and all adjournments or postponements of the meeting. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. The holders of not less than one-third of the shares entitled to vote at the meeting must be present in person or be represented by proxy to constitute a quorum for all matters to come before the meeting. On the record date, there were issued and outstanding 11,504,051 shares of our common stock.
Who May Attend the Meeting
     If you are a stockholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker, or other holder of record, you will need to ask your broker or bank for a copy of the proxy they received from us to attend the meeting.
How to Vote
     If you are a stockholder of record, you may vote by mail or in person. To vote by mail, sign, date, and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
     All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy). If your shares are held in street name, you will receive instructions from the holder of record that you must follow for your shares to be voted. Telephone and Internet voting may also be offered to stockholders owning shares through most banks and brokers.
Voting Choices
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election of the director nominee set forth in this proxy statement, “for” the approval of the amendment to our 2005 Stock Award Plan, and “for” the ratification of the appointment of Moss Adams LLP as our independent registered public accountants for the fiscal year ending December 31, 2007.

Changing Your Vote
You may change your vote at any time before the proxy is exercised. A stockholder may revoke a proxy by

(1)	Delivering a later-dated proxy,

(2)	Giving written notice to us, or

(3)	Voting by ballot at the meeting.
How Votes are Counted
     An inspector of election will be appointed for the meeting. The inspector of election will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum. The election inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Cost of this Proxy Solicitation
     We will pay the cost of this proxy solicitation, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of our common stock. We will solicit proxies by mail. Proxies may also be solicited by certain of our directors and officers by personal interview, telephone, or e-mail without additional compensation.
Annual Report and Other Matters
     Our Annual Report to Stockholders for the year ended December 31, 2006 is included with this mailing of the notice and proxy statement to all stockholders entitled to notice of and to vote at the meeting. The Annual Report is not incorporated into this proxy statement and is not considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Audit Committee Report” below shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide upon request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission. Our Form 10-KSB is also available on our website, www.inplaytechnologies.com. Any exhibits listed in the Form 10-KSB report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our executive offices set forth in this proxy statement.
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
Proposal 1: Election of One Director
     Assuming that a quorum is present, the nominee for director who receives the most votes properly cast in person or by proxy will be elected. There will be no cumulative voting in the election of directors.
Proposal 2: Approval of the amendment to our 2005 Stock Award Plan
     Assuming that a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or by proxy, will be required to approve the amendment to our 2005 Stock Award Plan.

Proposal 3: Ratification of Appointment of Independent Registered Public Accountants
     Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present in person or by proxy will be required to ratify the appointment of Moss Adams LLP as our independent registered public accountants for the fiscal year ending December 31, 2007.
WHO SHOULD I CALL IF I HAVE QUESTIONS?
     If you have questions about the Annual Meeting or voting, please call Heather Beshears, Vice President, Corporate Communications at 480.586.3357 or e-mail heather@inplaytechnologies.com.

PROPOSALS
PROPOSAL NO. 1 – ELECTION OF ONE DIRECTOR
Number of Directors to be Elected
     Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. Presently, the number of directors is fixed at seven and that number of directors is divided into three classes. Each class has a term of three years and the terms are staggered so that each year, only one class of directors is elected. Each director elected will hold office for three years or until his successor is elected and qualified. If any director resigns or otherwise is unable to complete his term of office, the Board may elect another director for the remainder of the resigning director’s term.
Nominees of the Board
     The Board has nominated the following individual for election as Class 3 Director for a three-year term expiring in 2010 or until his respective successor has been elected and qualified:
     Steven P. Hanson
     This nominee is currently serving on the Board. The nominee has agreed to be named in this proxy statement and to serve if elected. Information regarding the nominee is listed below.
     We know of no reason why the nominee would not be able to serve. However, if the nominee is unable or declines to serve as director, the proxies will vote your shares of common stock to approve the election of any substitute nominee proposed by the Board.
The Board of Directors recommends a vote FOR the election of the nominee named herein.
Information Regarding Directors and Executive Officers
     The following biographical descriptions set forth certain information with respect to the nominee for election as Class 3 Director at the meeting, our continuing directors, and our executive officers, based on information furnished to us by each person.
Class 3 Nominee for Election at the 2007 Annual Meeting

		Director
Name	Age	Since	Principal Occupation and Other Information
Steven P. Hanson	58	2004	Mr. Hanson has served as an independent Director since July 2004, and as Chairman since April 2005. Mr. Hanson has served as a partner at Knowledge Capital Alliance since February 2003, a consulting firm in leadership development and organizational performance, as well as partner in Southwest Value Acquisitions, a private equity firm, since September 2004. Mr. Hanson has over 32 years of senior executive experience in the high technology industry, including 28 years at Motorola and three years as President and Chief Executive Officer of ON Semiconductor. Mr. Hanson holds a BSEE degree from the College of Engineering at Arizona State University.

Continuing Directors, Class 1 Nominees – Term to Expire 2008

		Director
Name	Age	Since	Principal Occupation and Other Information
Robert J. Brilon	46	2002	Mr. Brilon became Chief Executive Officer in 2002 and has served as President and Chief Financial Officer of InPlay Technologies since November 1998. Mr. Brilon served as Chairman from May 2002 through March 2005. Mr. Brilon holds a B.S. degree in Business Administration from the University of Iowa and is a CPA.

P. Robert Moya	62	2005	Mr. Moya is Of Counsel for Quarles & Brady LLP. From October 2002 through December 2004, Mr. Moya served as Executive Vice President, and General Counsel of Insight Enterprises, Inc, a Fortune 1000 company. He was also designated Insight’s Chief Administrative Officer in 2003. Prior to joining Insight, Mr. Moya retired after 10 years as a partner in the Phoenix, Arizona office of Quarles & Brady LLP where he specialized in corporate and securities law and mergers/acquisitions for middle-market and emerging growth companies. He also served as a member of Quarles & Brady’s National Executive Committee and the Arizona Management Committee and as Co-Chairman of the Corporate and Securities Law Group. Between 2003 and 2007, he served on the board of PlusNet plc, one of the U.K.’s leading Internet providers. From 2000 until 2005, he also served as a director for BIGe Realestate, Inc., which provides software and services relating to the management of real property. Mr. Moya received an A.B. degree from Princeton University, and a J.D. degree from Stanford Law School.

Continuing Directors, Class 2 Nominees – Term to Expire 2009

		Director
Name	Age	Since	Principal Occupation and Other Information
John W. Hail	75	1999	Mr. Hail has served as an independent director since March 1999 and serves on the Audit, Compensation, and Nominations and Corporate Governance committees. Mr. Hail is Chairman of the Audit Committee. From 1988 to 2006, Mr. Hail served as Chief Executive Officer and Chairman of the Board of Directors of AMS Health Services, Inc., a publicly held provider of health and beauty products. Mr. Hail also serves on the Board of Directors of Pre-Paid Legal Services, Inc., a publicly held company engaged in the sale of legal services contracts. Mr. Hail received an honorary doctorate degree from Oklahoma City University.

William E. Peelle	56	1999	Mr. Peelle founded Peelle Law Offices Co. in 1977 and has practiced law and represented a number of businesses since 1975. Mr. Peelle has also served as the elected prosecuting attorney of Clinton County, Ohio, since 1993. Mr. Peelle has served as counsel or as a member of the board of several community organizations. Mr. Peelle received his J.D. degree from Ohio Northern University and has a B.S. degree in Business Administration from Ohio State University.
Information Relating to the Board of Directors and Committees of the Board.
     Our Board of Directors provides general oversight for our business. It establishes policies and standards for our company and reviews management performance.
     In 2006, the Board of Directors held four meetings and Committees of the Board of Directors held a total of seven meetings. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he served during fiscal 2006. Each of our directors attended our 2006 Annual Meeting of Stockholders.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of InPlay Technologies, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.
Committees of the Board
     The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. Our Board of Directors has adopted charters for each of these committees describing the authority and responsibilities delegated to each committee by the Board. Our Board of Directors has also adopted a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.inplaytechnologies.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance committees; our Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

     Each committee is comprised entirely of independent directors. Our Board of Directors has determined that four directors, each of Messrs. Hail, Hanson, Moya, and Peelle, are independent under the standards specified by the SEC and applicable NASDAQ rules. The table below provides current membership and meeting information.

Nominations and
Corporate
	Audit	Compensation	Governance
Robert J. Brilon	—	—	—
John W. Hail	C	M	M
Steven P. Hanson	M	M	M
P. Robert Moya	M	M	C
William E. Peelle	M	C	M

Fiscal Year 2006 Meetings	4	3	0

C — Chairman
M — Member
     Audit Committee. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of our company and the audits of our financial statements. The Audit Committee provides assistance to our Board of Directors with respect to its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accountant’s qualifications and independence, and (d) the performance of our independent registered public accountants. The primary responsibilities of the Audit Committee are set forth in its charter, which is reviewed annually, and includes various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors.
     The Audit Committee also selects the independent registered public accountants to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit, reviews accounting and financial controls of our company with the independent registered public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     The Audit Committee currently consists of Messrs. Hail, Hanson, Moya, and Peelle, each of whom is an independent director of our company under NASDAQ rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Hail qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Hail serves as Chair of the Audit Committee.
     Compensation Committee. The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our Chief Technology Officer, evaluating their performance in light of those goals and objectives, and determining and approving the compensation level of our Chief Executive Officer and our Chief Technology Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors with respect to, or, as directed by the Board of Directors, determines and approves, compensation of our executive officers, and considers the grant of stock options and awards to our executive officers and other employees under our stock option and award plans. The Compensation Committee currently consists of Messrs. Hail, Hanson, Moya, and Peelle.
     Nominations and Corporate Governance Committee. The purpose and responsibilities of the Nominations and Corporate Governance Committee include the identification of individuals qualified to become board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. The Nominations and Corporate Governance Committee currently consists of Messrs. Hail, Hanson, Moya, and Peelle.
Director Compensation
     Employees of our company do not receive compensation for serving as members of our Board of Directors. Directors are reimbursed for reasonable expenses incurred in attending meetings and carrying out duties as board and committee members. During fiscal 2006, all non-employee directors received a cash retainer of $3,000 per quarter and semiannual grants of options to purchase 5,000 shares of common stock at exercise prices equal to the fair market value of our common stock on the date of the grant. The Chairman received a cash retainer of $7,500 per quarter and a quarterly grant of $2,500 in restricted stock. All non-employee directors also received $250 quarterly for each committee on which they serve. Committee chairmen received $375 quarterly, other than the Audit Committee Chair, who received $500 quarterly.
     The following table provides information relating to non-employee director compensation for fiscal 2006.

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Option Awards	Total
Name	($)	($)	($) (1)(2)	($)

John W. Hail (3)	$16,000	—	$12,712	$28,712

Steven P. Hanson (4)	$30,500	$7,500	$12,712	$50,712

P. Robert Moya (5)	$15,500	—	$12,712	$28,212

William E. Peelle (6)	$15,500	—	$12,712	$28,212

Michael A. Van Zeeland (7)	$12,000	—	$12,712	$24,712

(1)	Represents value of option awards vested in 2006 calculated in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), and charged to InPlay’s operations in 2006. For further details, including InPlay’s assumptions in calculating the fair value, please see Note 2, Summary of Significant Accounting Principles, and Note 11, Stock Option Plans, to InPlay’s financial statements included in InPlay’s Annual Report on Form 10-KSB for the period ended December 31, 2006, filed on April 2, 2007.

(2)	Options to purchase 5,000 shares of our common stock were granted May 1, 2006 and December 1, 2006 at exercise prices of $2.75 and $1.74, respectively, the fair market value of our common stock on each of the grant dates.

(3)	As of December 31, 2006, Mr. Hail held options to purchase 75,000 shares of our common stock.

(4)	As of December 31, 2006, Mr. Hanson held 4,803 shares of restricted stock and options to purchase 35,000 shares of our common stock.

(5)	As of December 31, 2006, Mr. Moya held options to purchase 30,000 shares of our common stock.

(6)	As of December 31, 2006, Mr. Peelle held options to purchase 75,000 shares of our common stock.

(7)	As of December 31, 2006, Dr. Van Zeeland held options to purchase 75,000 shares of our common stock. Dr. Van Zeeland resigned as Director, effective April 4, 2007.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The table below sets forth total compensation received for services in all capacities to our company for the fiscal year ended December 31, 2006, by our Chief Executive Officer and one other executive officer whose total annual salary and bonus exceeded $100,000 during fiscal 2006.

			Non-Equity	All Other
			Incentive Plan	Compensation
Name and Principal Position	Year	Salary ($)	Compensation ($)	($)	Total ($)

Robert J. Brilon, Chief Executive Officer, Chief Financial Officer	2006	$270,600	$79,338	$29,032 (3)	$378,970

Anthony J. Van Zeeland, Chief Technology Officer (1)	2006	$118,800	$10,000 (2)	$8,170 (4)	$136,970

(1)	Mr. Van Zeeland retired effective December 31, 2006. He had served as our Chief Technology Officer since July 1, 2003, and was formerly our Chief Operating Officer and Executive Vice President, Engineering.

(2)	Amount includes patent bonuses related to our agreement to compensate Mr. Van Zeeland for each U.S. or foreign patent granted in his name. Mr. Van Zeeland has assigned these patents and will assign future patents to the company.

(3)	All other compensation for Mr. Brilon includes $10,000 for matching contributions to the Company’s SIMPLE IRA, $9,989 for an automobile allowance, medical insurance premiums, premiums paid for disability and life insurance, and club dues.

(4)	All other compensation for Mr. Van Zeeland includes $3,864 in matching contributions to the Company’s SIMPLE IRA, $2,722 for life insurance, and $1,584 for medical insurance premiums.
Employment and Separation Agreements
     Anthony J. Van Zeeland
     Effective July 2003, we entered into an employment agreement with Mr. Van Zeeland providing for him to serve as our Chief Technology Officer for a term expiring December 31, 2007. Under the agreement, Mr. Van Zeeland agreed to work a reduced schedule (minimum 1,040 hours per year) and we agreed to pay Mr. Van Zeeland an annual salary of $118,800. In the event Mr. Van Zeeland’s employment is terminated by us without cause, due to a change of control of our company (as defined in the agreement), or in the event of his death or disability, we will pay him his annual salary and benefits through the term of the agreement. In the event Mr. Van Zeeland unilaterally terminates his employment, we will pay him his base salary and benefits through the date of termination. The agreement also contains provisions prohibiting Mr. Van Zeeland from competing with us for a period of one year following termination of his employment, taking certain actions intended to solicit other persons to terminate their business relationship with us or to terminate his or her employment relationship with us, and making unauthorized use or disclosure of our trade names, fictitious names, or confidential information.
     We also agreed to pay Mr. Van Zeeland a bonus of $5,000 for each U.S. patent and $1,000 for each foreign patent issued in his name as inventor or co-inventor, with a maximum of $20,000 during any fiscal year. Mr. Van Zeeland has assigned these patents and will assign future patents to the Company.
     Robert J. Brilon
     During September 2005, we entered into a new employment agreement with Robert J. Brilon. The agreement provides that Mr. Brilon will serve as our Chief Executive Officer, President, and Chief Financial Officer. The

agreement supersedes in its entirety our prior employment agreement with Mr. Brilon. The initial term of the agreement commenced on October 1, 2005 and on each successive day following such date, without further action on the part of us or Mr. Brilon, the term of the agreement is automatically renewed for a new two-year term.
          Under the agreement, we agreed to pay Mr. Brilon an annual base salary of $270,600, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors. Each year during the term of the agreement, we will pay to Mr. Brilon an incentive bonus of the greater of the following:
•	an amount equal to 5% of InPlay’s net income before taxes, goodwill amortization, and non-cash charges (e.g. option compensation, stock for services, acquisition valuation adjustments and goodwill impairment); or

•	an amount of up to 100% of Mr. Brilon’s base salary for such fiscal year, which shall be determined from Mr. Brilon’s achievement of performance standards or objectives set by the Board or Compensation Committee.
          Accordingly, our Compensation Committee approved a $79,338 bonus for Mr. Brilon related to his achievement during fiscal 2006 of performance standards and objectives set by the Compensation Committee.
          We also will provide Mr. Brilon with full family medical benefits and a leased automobile or automobile allowance not to exceed $833 per month plus expenses.
          The agreement contains provisions prohibiting Mr. Brilon from the following:
•	competing with us for a one-year period following termination of his employment;

•	taking certain actions intended to solicit our employees for a one-year period following termination of his employment; and

•	making unauthorized use of disclosure of our trade secrets or other confidential information.
          The agreement also prohibits Mr. Brilon from soliciting our customers for a two-year period following termination of his employment with our company.
          If we terminate Mr. Brilon’s employment without cause, or if he terminates his employment with good reason,
•	we will pay Mr. Brilon his then-current annual salary for a two-year period, plus a bonus equal to 5% of our net income before taxes, goodwill amortization, and non-cash charges during the then-current fiscal year pro rated through the fiscal quarter of the termination date;

•	we will pay Mr. Brilon’s family medical and dental insurance coverage during the two-year period following termination of his employment; and

•	all of Mr. Brilon’s unvested stock options will immediately vest and become exercisable.

In the event Mr. Brilon’s employment is terminated by reason of his death or disability, we will pay to Mr. Brilon his base salary and earned bonus through the date of termination of his employment. In the event Mr. Brilon’s employment is terminated by us without cause or for good reason in contemplation of or within one year following a change of control, Mr. Brilon may elect to receive either
•	a lump sum equal to 2.99 times his then-current annual base salary; or

•	5% of the gross consideration given in connection with the merger or acquisition that resulted in a change of control.
          All unvested stock options held by Mr. Brilon on the effective date of the change of control will immediately vest and become exercisable. In the event Mr. Brilon terminates his employment with us, and after execution of a continuing consulting agreement, we will continue to pay Mr. Brilon his then-current base salary during a six-month period following the date of termination of his employment.

Option/SAR Grants
     There were no options granted to, nor any options exercised by, named executive officers during 2006. The following table provides information with respect to outstanding equity awards.
Outstanding Equity Awards at Year End

		Number of Securities Underlying		Option	Option
	Grant	Unexercised Options (#)		Exercise	Expiration
Name	Date	Exercisable	Unexercisable	Price	Date
Robert J. Brilon	11/20/1998	176,471	—	$6.38	11/20/2008
	6/8/2000	40,000	—	$6.00	6/8/2010
	5/1/2002	25,000	—	$6.50	5/1/2012
	12/4/2002	75,000	—	$1.06	12/4/2012
	12/1/2003	75,000	—	$2.05	12/1/2013
	12/10/2004	50,000	—	$2.05	12/10/2014
	5/20/2005	75,000	—	$1.58	5/20/2015
	12/1/2005	75,000	—	$3.32	12/1/2015
Equity Compensation Plan Information
The following table sets forth information with respect to shares of our common stock that may be issued upon the exercise of outstanding warrants as well as outstanding stock options under our 1997 Stock Option Plan, our 1999 Stock Option Plan, our 2000 Stock Option Plan, and our 2005 Stock Award Plan as of December 31, 2006.

	(a)			(c)
	Number of			Number of Securities
	Securities		(b)	Remaining Available for
	to be Issued Upon		Weighted Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation
	Outstanding		Outstanding	Plans (Excluding
	Options, Warrants,		Options, Warrants,	Securities Reflected in
Plan Category	and Rights		and Rights	Column (a))

Equity Compensation Plans Approved by Stockholders	1,468,473		$6.62	63,467

Equity Compensation Plans Not Approved by Stockholders	509,091	(1)	$3.64	—

Total	1,997,564		$5.85	63,467

(1)	Represents warrants issued in connection with the December 2005 private placement of 1,272,728 shares.

AUDIT COMMITTEE REPORT
General
     The Board of Directors has appointed an Audit Committee consisting of four directors, Messrs. Hail, Hanson, Moya, and Peelle. All of the members of the committee are “independent” of our company and management, as independence is defined in applicable listing standards of NASDAQ and the applicable rules of the Securities and Exchange Commission.
     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. A copy of the Audit Committee Charter is posted to our website at www.inplaytechnologies.com. During fiscal 2006, the Committee met four times and discussed the interim financial information contained in each quarterly earnings announcement and Annual Report on Form 10-KSB with the Chief Executive Officer/Chief Financial Officer, Vice President, Finance and Administration and independent registered public accountants prior to public release.
Audit Committee Philosophy and Objectives
     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent registered public accountants a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the registered public accountants any relationships that may impact their objectivity and independence and satisfied itself as to the registered public accountants’ independence. The Committee also reviewed with management and the independent registered public accountants the quality and adequacy of our internal controls. The Committee discussed with the registered public accountants their audit plans, audit scope and identification of audit risks.
     The Committee discussed and reviewed with the registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards (SAS) No. 61, “Communication With Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees” of Regulation S-X, and, with management present, discussed and reviewed the results of the registered public accountants’ examination of the financial statements.
     The Committee reviewed our audited financial statements as of and for the fiscal year ended December 31, 2006, with management and the registered public accountants. Management has the responsibility for the preparation of the financial statements and the registered public accountants have the responsibility for the examination of those statements.
     Based on the above-mentioned review and discussions with management and the independent registered public accountants, the Committee recommended to the Board that our audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent registered public accountants. The Board concurred and has submitted such recommendation to stockholders for ratification.
April 10, 2007
RESPECTFULLY SUBMITTED,
John W. Hail, Chairman
Steven P. Hanson
P. Robert Moya
William E. Peelle

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
     The following table sets forth, as of the record date, the number and percentage of outstanding shares of common stock beneficially owned by (a) each person known by us to beneficially own more than 5% of such stock, (b) each of our directors, (c) each of the officers listed in the Summary Compensation Table in the section entitled “Executive Compensation”, and (d) all our directors and executive officers as a group. The address of each officer and director listed below is c/o InPlay Technologies, Inc., 234 S. Extension Road, Mesa, Arizona 85210.
     Unless otherwise indicated, the persons below have sole voting and investment power with respect to the number of shares set forth opposite their names. The percentages shown are calculated based upon 11,504,051 shares of common stock outstanding on April 9, 2007. The numbers and percentages shown include the shares of common stock actually owned as of April 9, 2007 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 9, 2007, upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

Name of Beneficial Owner	Number of Shares (1)		Percentage
Directors and Executive Officers:
Robert J. Brilon	591,497	(2)	5.1%
John W. Hail	90,625	(3)	*
William E. Peelle	85,864	(4)	*
Steven P. Hanson	46,539	(5)	*
P. Robert Moya	30,000	(6)	*

All directors and officers as a group (seven persons)	826,525		7.3%

5% Stockholders:
Delphi Corp.	1,651,846	(7)	14.4%
J. Patterson McBaine	1,618,870	(8)(10)	14.1%
Jon D. Gruber	1,463,120	(9)(10)	12.7%
Gruber & McBaine Capital Management	1,244,120	(10)	10.8%
Anthony J. Van Zeeland	931,532	(11)	8.1%
Potomac Capital Management	857,719	(12)	7.5%
Zeke L.P.	695,750	(13)	6.0%
AIGH Investment Partners LLC	680,106	(14)	5.9%

*	Less than 1.0%

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him or her, subject to applicable community property law.

(2)	Includes 591,471 shares of common stock issuable upon exercise of stock options.

(3)	Includes 3,742 shares owned by TVC, Inc., of which John W. Hail is the majority shareholder and 75,000 shares of common stock issuable upon exercise of stock options.

(4)	Includes 75,000 shares of common stock issuable upon exercise of stock options.

(5)	Includes 6,539 shares of restricted stock and 35,000 shares of common stock issuable upon exercise of stock options.

(6)	Includes 30,000 shares of common stock issuable upon exercise of stock options.

(7)	Information is given in reliance upon information set forth in the named stockholder’s Schedule 13D dated June 23, 2000, as filed with the Securities and Exchange Commission. The principal business office of Delphi Corporation is located at 5725 Delphi Drive, Troy, Michigan 48098. We and certain of our stockholders have entered into a stockholders’ agreement with Delphi Corp., pursuant to which Delphi has the option to designate one member of our Board of Directors. Delphi’s designee resigned from our Board of Directors during 2003 and Delphi has not designated a new director to fill that vacancy. On or about May 2003, Delphi notified us that our Board of Directors had the right to appoint an independent director in place of Delphi’s designee. In addition, we were a party to a license agreement with Delphi that was terminated during fiscal 2005 and is described under “Certain Relationships and Related Transactions.”

(8)	Includes (a) 637,772 shares of common stock and 18,000 shares of common stock issuable upon exercise of warrants held by Lagunitas Partners LP; (b) 192,500 shares of common stock, 6,000 shares of common stock issuable upon exercise of warrants held by Gruber & McBaine International; (c) 493,848 shares of common stock under management of Gruber & McBaine Capital Management; (d) 182,850 shares of common stock and 2,550 shares of common stock issuable upon exercise of warrants held by J. Patterson McBaine; and (e) 17,550 shares of common stock held by family accounts.

(9)	Includes (a) 637,772 shares of common stock and 18,000 shares of common stock issuable upon exercise of warrants held by Lagunitas Partners LP; (b) 192,500 shares of common stock, 6,000 shares of common stock issuable upon exercise of warrants held by Gruber & McBaine International; (c) 493,848 shares of common stock under management of Gruber & McBaine Capital Management; (d) 93,700 shares of common stock and 2,550 shares of common stock issuable upon exercise of warrants held by Jon D. and Linda W. Gruber Trust; and (e) 40,100 shares of common stock held by family accounts. Jon D. Gruber is the trustee of the Jon D. and Linda W. Gruber Trust and retains voting and dispositive power over the shares held by the trust.

(10)	Includes (a) 673,772 shares of common stock and 18,000 shares of common stock issuable upon exercise of warrants held by Lagunitas Partners LP; (b) 192,500 shares of common stock, 6,000 shares of common stock issuable upon exercise of warrants held by Gruber & McBaine International; and (c) 493,848 shares of common stock under management of Gruber & McBaine Capital Management. Jon D. Gruber and J. Patterson McBaine serve as the managing members of Gruber & McBaine Capital Management (“GMCM”), and retain voting and dispositive power over such shares under the control of GMCM. GMCM serves as the general partner of Lagunitas Partners LP and as the investment advisor for Gruber & McBaine International. The principal business office of Gruber & McBaine Capital Management is located at 50 Osgood Place, San Francisco, California 94133.

(11)	Information is given in reliance upon information set forth in the named stockholder’s Form 5 dated January 16, 2007, as filed with the Securities and Exchange Commission. The principal address of the named stockholder is c/o InPlay Technologies, 234 South Extension, Mesa, Arizona 85210.

(12)	Includes (a) 330,537 shares of common stock and 35,400 shares of common stock issuable upon exercise of warrants held by Potomac Capital Partners, LP; (b) 215,700 shares of common stock and 22,500 shares of common stock issuable upon exercise of warrants held by Potomac Capital International, Ltd.; and (c) 229,582 shares of common stock and 24,000 shares of common stock issuable upon exercise of warrants held by Pleiades Investment Partners-R, L.P. The principal business office of Potomac Capital Management is located at 825 Third Avenue, 33rd Floor, New York, New York 10022.

(13)	Information is given in reliance upon information set forth in the named stockholder’s Schedule 13F dated January 12, 2007, as filed with the Securities and Exchange Commission. Includes 218,250 shares of common stock issuable upon exercise of warrants. The principal business office of Zeke L.P. is located at 1235 Westlake Drive, Berwyn, Pennsylvania 19312.

(14)	Represents 680,106 shares of common stock held by AIGH Investment Partners, LLC. Orin Hirschman is the managing member of AIGH, and AIGH has sole voting and dispositive power over such shares. Information is based on a Schedule 13G/A dated February 15, 2006. The principal business office of AIGH is located at 6006 Berkeley Ave., Baltimore, Maryland 21209.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% stockholders are required by Exchange Act regulations to furnish us with copies of all Section 16(a) forms they file.
     Based solely on the review of the copies of such forms received by us, or written representations from certain reporting persons that no forms were required for such persons, we believe that during the fiscal year ended December 31, 2006, our officers, directors, and greater than 10% beneficial owners have complied with all filing requirements applicable to them.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In April 2000, we entered into a license agreement with Delphi that gave Delphi the exclusive right to utilize and manufacture our patented switch technologies for the automotive industry. In connection with the license agreement, we also issued to Delphi a warrant to purchase 225,000 shares of our common stock at an exercise price of $7.00 per share, which expired in April 2004, and a short-term option to purchase 1,651,846 shares of common stock at an exercise price of $7.00 per share. In exchange, Delphi paid us a non-refundable payment of $4.0 million and agreed to pay a royalty fee for each switch sold by Delphi. The term of the exclusive license agreement was seven years. The agreement also required Delphi to make minimum royalty payments totaling $12 million during the initial term ending June 30, 2007. The first minimum royalty payments of $1 million and $2 million were received in 2004 and 2005, respectively. During October 2005, in connection with Delphi’s bankruptcy, the license agreement was terminated. We subsequently filed a proof of claim for $9 million which is equivalent to the unpaid minimum royalty commitment of the exclusive license agreement. In January 2007, we reached a settlement agreement with Delphi in which Delphi agreed to allow a pre-petition general unsecured claim against Delphi Automotive Systems, LLC in the amount of $7.5 million. This agreement was approved by the bankruptcy court in February 2007. In March 2007, we sold our rights to this claim and received a cash payment of approximately $7.5 million.

PROPOSAL NO. 2 – APPROVAL OF THE PROPOSED 2005 STOCK AWARD PLAN AMENDMENT
     During March 2005, our Board of Directors adopted the 2005 Stock Award Plan, or “2005 Plan”, which was subsequently approved by our stockholders in May 2005. The 2005 Plan authorizes the Board or the Compensation Committee of the Board to grant options or other awards to employees, directors and consultants of our company. The 2005 Plan originally provided for the issuance of stock awards to purchase up to 500,000 shares of our common stock. As of March 31, 2007, options to purchase 456,600 shares of common stock were granted, and 6,539 shares of restricted stock had been granted, with a total of 36,861 shares available for future grants under the 2005 Plan. The Board has amended the 2005 Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the 2005 Plan from 500,000 to 1,000,000 shares. If the amendment is approved, there would be 536,861 shares available for future grants under the 2005 Plan. Approval of this amendment to the 2005 Plan requires that it be approved by an affirmative vote of a majority of shares present in person or by proxy at the meeting. A general description of the 2005 Plan is set forth below.
Background and Purpose
     The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.
     The purpose of the 2005 Plan is to assist us in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.
     Our Board of Directors adopted the 2005 Plan during March 2005 and during March 2007, have approved the amendment to increase the number of shares authorized for issuance under the 2005 Plan from 500,000 to 1,000,000.
General Terms of the 2005 Plan; Shares Available for Issuance
     The 2005 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to our company. The 2005 Plan authorizes the issuance of 500,000 shares of our common stock (subject to increase to 1,000,000 shares at the meeting), all of which shares may be issued pursuant to incentive stock options. The maximum number of shares of common stock covered by awards granted to any individual in any year may not exceed 250,000. If any award previously granted under the 2005 Plan is forfeited, terminated, canceled, surrendered, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for grant for purposes of the 2005 Plan. If any change is made in the stock subject to the 2005 Plan, or subject to any award granted under the 2005 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2005 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price grant price, or purchase price relating to any award, and any other aspect of any award that the Board of Directors or Committee determines appropriate.
     The 2005 Plan provides that it is not intended to be the exclusive means by which we may issue options to acquire our common stock or any other type of award. To the extent permitted by applicable law and the rules and regulations of NASDAQ, we may issue other options, warrants, or awards other than pursuant to the 2005 Plan without stockholder approval.

Limitations on Awards
     The plan imposes individual limitations on certain awards, in part to comply with Section 162(m). Under these limitations, no more than 250,000 shares of stock may be granted to an individual during any fiscal year pursuant to any awards granted under the plan. The maximum amount that may be earned by any one participant as a Performance Award or other cash award for a performance period is $1 million. All limitations on the amount of stock to be issued under the plan are subject to adjustment in certain circumstances.
     In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the plan administrator is authorized to substitute, exchange, or adjust any of all of (1) the number and kind of shares that may be delivered under the plan, (2) the per person limitations described in the preceding paragraph, and (3) all outstanding awards, including adjustments to exercise prices of options and other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.
Eligibility
     The persons eligible to receive awards under the plan consist of directors, officers, employees, and independent contractors of our company and those of our affiliates. However, incentive stock options may be granted under the plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the plan.
Administration
     Our Board of Directors administers the plan. However, the Compensation Committee of our Board of Directors administers the plan with respect to our senior officers. Together, our Board of Directors and the Compensation Committee is referred to as the plan administrator. The Compensation Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by NASDAQ or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.
Stock Options and Stock Appreciation Rights
     The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of a stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and the per share grant price of a stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date and the per share exercise price of an ISO must not be less than 85% of the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no stock option or stock appreciation right may have a term exceeding 10 years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the plan administrator otherwise determines will not cause us a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price, as the plan administrator may determine from time to time. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights. Stock appreciation rights under the plan may include “limited stock appreciation rights” exercisable for a stated period of time after we experience a change in control or upon the occurrence of some other event specified by the plan administrator, as discussed below.
Restricted and Deferred Stock
     The plan administrator is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.
Dividend Equivalents
     The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the plan administrator.
Bonus Stock and Awards in Lieu of Cash Obligations
     The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for us or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.
Other Stock-Based Awards
     The plan administrator is authorized to grant awards under the plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, purchase rights for shares of our common stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our common stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.
Performance Awards
     The right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such performance conditions, including subjective individual goals, as may be specified by the plan administrator. In addition, the plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our common stock, or other awards upon achievement of certain pre-established performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the plan administrator expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the plan administrator, be subject to provisions that should qualify such awards as “performance based” compensation not subject to the limitation on tax deductibility by us under Section 162(m). For purposes of Section 162(m), the term “covered employee” means our Chief Executive Officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC. If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by the Compensation Committee, not our Board of Directors.
     Subject to the requirements of the plan, the plan administrator will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement. One or more of the following business criteria based on our consolidated financial statements, and/or those of our affiliates, or for our business units and/or those of our affiliates (except with respect to the total shareholder return and earnings per share criteria), will be used by the plan administrator in establishing performance goals for such Performance Awards (including for awards designed to comply with the performance-based compensation exception to Section 162(m)): (1) total stockholder return, (2) total stockholder return compared to total return (on a comparable basis) of a publicly available index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation, and amortization; (6) pretax operating earnings after interest expense but before bonuses and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; and (14) ratio of debt to stockholders’ equity. In granting performance awards, the plan administrator may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the plan. During the first 90 days of a performance period, the plan administrator will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.
     After the end of each performance period, the plan administrator (which will be the Compensation Committee for awards intended to qualify as performance-based for purposes of Section 162(m)) will determine (a) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (b) the amount of any other potential performance awards payable to participants in the plan. The plan administrator may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.
Other Terms of Awards
     Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the plan administrator. Awards under the plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The plan administrator may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the plan administrator may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The plan administrator is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the plan. The plan administrator may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3 under the Securities Exchange Act of 1934.
     The plan administrator may grant awards in exchange for other awards under the plan or under other of our compensation plans, or other rights to payment from us, and may grant awards in addition to or in tandem with such other awards or rights. In addition, the plan administrator may cancel awards granted under the plan in exchange for a payment of cash or other property. The terms of any exchange of, or purchase of, an award will be determined by the plan administrator in its sole discretion.
Acceleration of Vesting; Change in Control
     The plan administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the plan. In addition, the plan administrator may provide in an award agreement or employment agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any “change in control.” The plan administrator may, in its discretion and without the consent of the participant, either (a) accelerate the vesting of all awards in full or as to some percentage of the award to a date prior to the effective date of the “change in control;” or (b) provide for a cash payment in exchange for the termination of an award or any portion of an award where such cash payment is equal to the fair market value of the shares that the participant would receive if the award were fully vested and exercised as of such date, less any applicable exercise price. The plan administrator will determine whether each award is assumed, continued, substituted, or terminated. In connection with a “change in control,” we may assign to the acquiring or successor company any repurchase rights associated with any awards, and the plan administrator may provide that any repurchase rights held by us associated with such awards will lapse in whole or in part contingent upon the “change in control.”
     In the event of a “corporate transaction” (as defined in the plan), the acquiror may assume or substitute for each outstanding stock award. If the acquiror does not assume or substitute for an outstanding stock option, such stock option will terminate immediately prior to the close of such corporate transaction to the extent the option is not exercised.
Amendment and Termination
     Our Board of Directors may amend, alter, suspend, discontinue, or terminate the plan or the plan administrator’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the plan will terminate on the earlier of (1) 10 years after its adoption by our Board of Directors or (2) such time as no shares of our common stock remain available for issuance under the plan and we have no further rights or obligations with respect to outstanding awards under the plan. Amendments to the plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.
Federal Income Tax Consequences of Awards
     The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonqualified Stock Options
     Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.
     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options
     The plan provides for the grant of stock options that qualify as “incentive stock options,” which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
     If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
     We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Stock Awards
     Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights
     We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options, which we refer to as tandem stock appreciation rights, under the plan.
     With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.
     With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the stand-alone stock appreciation rights. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above).
     Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Dividend Equivalents
     Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.
Section 162 Limitations
     Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our Chief Executive Officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.
     Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.
     The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The plan provides that directors serving on the committee must be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (1) our current employees or those of one of our affiliates, (2) our former employees or those of one of our affiliates who is receiving compensation for past services (other than benefits under a tax-qualified pension plan), (3) our current and former officers or those of one of our affiliates, (4) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (5) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.
Ratification by Stockholders of the 2005 Plan Amendment
     Approval of the 2005 Plan Amendment will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present in person or by proxy at the meeting.
The Board of Directors recommends a vote FOR proposal No. 2

PROPOSAL NO. 3 – RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
General
     Our Audit Committee has appointed Moss Adams LLP as our independent registered public accountants to audit our consolidated financial statements for the year ending December 31, 2007, and recommend that the stockholders vote in favor of the ratification of such appointment. Although not required to do so, the Board is submitting the appointment of Moss Adams LLP for ratification by stockholders in order to ascertain the views of the stockholders. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee, at their discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in the best interest of us and our stockholders.
     Effective June 19, 2006, the Audit Committee dismissed Deloitte & Touche LLP as our independent registered public accounting firm. During the fiscal year ended December 31, 2005 and the subsequent interim reporting period from the last audit date of December 31, 2005, through and including the effective termination date of June 19, 2006, there were (i) no disagreements between the Registrant and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     We provided Deloitte & Touche LLP with a copy of the disclosure related to their dismissal and requested that Deloitte & Touche LLP furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements by the Company concerning Deloitte & Touche LLP. A copy of such letter provided by Deloitte & Touche LLP is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on June 22, 2006.
     On June 19, 2006, we engaged the services of Epstein, Weber & Conover PLC as our independent registered public accountants, replacing Deloitte & Touche LLP. Moss Adams LLP acquired our previous independent registered public accountants, Epstein, Weber & Conover PLC on January 1, 2007. Our Audit Committee accepted the assumption by Moss Adams LLP of the Company’s engagement letter with Epstein, Weber & Conover PLC and appointed Moss Adams LLP as our independent registered public accountant.
     We provided Epstein, Weber & Conover PLC with a copy of the disclosure related to the assumption of their engagement letter by Moss Adams LLP and requested that Epstein, Weber & Conover PLC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements by the Company concerning Epstein, Weber & Conover PLC. A copy of such letter provided by Epstein, Weber & Conover PLC is filed as Exhibit 16.1 to the Current Report on Form 8-K filed on January 22, 2007.
     The Board of Directors anticipates that representatives of Moss Adams LLP will attend the meeting, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Moss Adams LLP has advised us that neither the firm, nor any member of the firm has any financial interest, direct or indirect, in any capacity in our company. Representatives of Deloitte & Touche LLP will not be present at the meeting.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES AND SERVICES
Audit Fees
     Deloitte & Touche LLP billed us $145,430, in aggregate, for professional audit services rendered during fiscal years 2006 and 2005. Moss Adams LLP billed us $65,530 during 2006 for professional services rendered. Fees for fiscal 2006 and 2005 consisted of billings for the audit of our consolidated financial statements and the reviews of the interim financial statements included in our quarterly reports.

Audit-Related Fees
     During fiscal years 2006 and 2005, Deloitte & Touche LLP billed us $121,940, in aggregate, for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not reported under Audit Fees above. These services include accounting consultation in connection with acquisitions, consultations concerning financial accounting and reporting standards and included professional services related to preparations for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Tax Fees
     During fiscal years 2006 and 2005, Deloitte & Touche LLP billed us $18,958, in aggregate, for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, tax audit defense, mergers and acquisitions and tax planning.
All Other Fees
     During fiscal years 2006 and 2005, Deloitte & Touche LLP billed us $6,225, in aggregate, for fees relating to the Company’s change of accountants and seminar fees.
Summary of Fees Billed to the Company by Deloitte & Touche LLP

	2006	2005
Audit Fees	$50,230	$95,200
Audit-Related Fees	87,665	34,075
Tax Fees	—	18,958
All Other Fees	6,000	225
Summary of Fees Billed to the Company by Moss Adams LLP

2006
Audit Fees	$65,530
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Audit Committee Pre-Approval Policies
     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountants, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountants to management.

     Our Audit Committee requires that our independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
     All of the services provided by Moss Adams LLP described above under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.
The Board of Directors recommends a vote FOR Proposal No. 3.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders must be received on or before December 18, 2007, in order for the proposals to be eligible for inclusion in our proxy statement and proxy relating to the meeting. Additionally, if a stockholder wishes to present to us an item for consideration as an agenda item for a meeting without inclusion in the proxy statement, the stockholder must give timely notice to us and give a brief description of the business desired to be discussed. To be timely for the 2008 Annual Meeting, our bylaws require that such notice must have been delivered to or mailed to and received by us no less than 60 and no more than 90 days prior to the 2008 Annual Meeting. If we do not publicly announce our meeting date or give notice of our meeting date at least 70 days before our 2008 Annual Meeting, stockholders may submit items for consideration as agenda items until 5:00 p.m. on the 15th day after the public disclosure or notice. These proposals should be sent to our Corporate Secretary by fax 480.586.3378 or by mail to Corporate Secretary, InPlay Technologies, Inc., 234 S. Extension Road, Mesa, Arizona 85210.
     Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations of the Securities and Exchange Commission and the procedures set forth in our bylaws.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2008, except in circumstances where we receive notice of the proposed matter no later than March 2, 2008, and the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
     We do not know of any other items that will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, intend to vote the shares they represent as the Board of Directors may recommend.
Dated: April 10, 2007

INPLAY TECHNOLOGIES, INC.
234 SOUTH EXTENSION ROAD
MESA, AZ 85210-8427
INPLAY TECHNOLOGIES, INC.
Annual Meeting of Stockholders – May 31, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder(s) of InPlay Technologies, Inc. (the “Company”) hereby appoints Robert J. Brilon and William J. Rodes, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held on May 31, 2007, at the Company’s offices, 234 S. Extension Road, Mesa, AZ 85210 at 8:30 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.
PLEASE FILL IN, DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.
(Continued, and to be signed and dated, on the reverse side.)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INPLAY TECHNOLOGIES, INC.
Vote On Directors

1.	ELECTION OF DIRECTORS.
	Nominee:	For	Withhold	Do Not
		All	All	Use
	01) Steven P. Hanson	☐	☐	☐

Vote On Proposals					For	Against	Abstain

2.	PROPOSAL TO APPROVE THE 2005 STOCK AWARD PLAN AMENDMENT				☐	☐	☐

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.				☐	☐	☐

3.	DISCRETION FOR OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR, FOR THE APPROVAL
OF THE AMENDMENT TO OUR 2005 STOCK AWARD PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS
ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2007, AND AS SAID
PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

Please sign your name as it appears on the stock certificates. When signing as an executor, administrator, trustee, guardian or attorney, please give full title as such. All joint owners should sign.

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners) Date